Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com John W. Sweet (414) 978-6611 jws@docreit.com	Investors: The Ruth Group Stephanie Carrington/David Burke 646 536-7017/7009 scarrington@theruthgroup.com dburke@theruthgroup.com

Physicians Realty Trust Reports Fourth Quarter 2013 Financial Results

Highlights:

•                  Fourth quarter 2013 total revenue of $6.4 million(1), up 90.0% year-over-year

•                  Fourth quarter 2013 rental revenue of $5.6 million(1), a 131.5% year-over-year increase

•                  Generated quarterly normalized funds from operations (FFO) of $0.14(1) on a fully diluted basis

•                  Acquired three properties totaling 71,846 square feet for approximately $21.0 million in the aggregate

•                  Purchased the minority interests not already owned by the Company in two joint venture arrangements for approximately $4.1 million, and paid down approximately $4.1 million of debt secured by the two properties

•                  Declared quarterly dividend of $0.225 per share for the fourth quarter

•                  Increased maximum borrowing capacity on revolving credit facility from $75 million to $90 million

•                  Completed secondary equity offering that generated $103.1 million in net proceeds

•                  Surpassed 91% portfolio wide occupancy based on square footage as of December 31, 2013

•                  Increased gross leasable square footage by 8.7% to 901,343 square feet, as of December 31, 2013, from 829,497 at end of the third quarter 2013

Milwaukee, WI —February 27, 2014 — Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate company, today announced results for the fourth quarter ended December 31, 2013.

“2013 was a monumental year for Physicians Realty Trust,” said John Thomas, President and Chief Executive Officer of the Trust. “Most notably, we entered the markets as a public company through our July IPO. With the IPO capital, we expanded our portfolio of medical office and healthcare properties and enhanced our steady, predictable cash flow, enabling us to initiate a quarterly dividend of $0.225 per share. We executed a successful follow-on offering in December that provided additional capital for us to pursue our pipeline of acquisitions that further grow and strengthen our revenue stream.”

“As we look to the year ahead, we are very excited about the internal and external growth opportunities, as our relationships and physician references continue to grow,” Mr. Thomas continued. “With the relationships that we have and the stability of the high quality health care properties that we have acquired, we believe there are many avenues available to us to increase value for us and our shareholders, with a long-term view to building this organization correctly mindful of all of our shareholders, physician and healthcare provider stakeholders, and future investors.”

Fourth Quarter Financial Results(1)

Total revenues for the fourth quarter of 2013 were $6.4 million, an increase of 90.0% compared to the three months ended December 31, 2012. For the year ended December 31, 2013, total revenues were $16.8 million, an increase of $3.9 million or 29.8% from the year ended December 31, 2012.

Rental revenues for the three months ended December 31, 2013 were $5.6 million, an increase of 131.5% from the same period in 2012, owing to the expansion of the Company’s portfolio to 27 properties totaling 901,343 square feet, of which 91.1% were leased as of December 31, 2013. For the year ended December 31, 2013, rental revenues were $13.6 million, an increase of 38.1% from the year ended December 31, 2012.

Total expenses for the fourth quarter 2013 were $5.9 million, an increase of 56.8%  or $2.2 million, compared to the fourth quarter of 2012.  General and administrative expenses increased $1.4 million from the build out of the public company infrastructure ($0.8 million in payroll/benefits, which includes $0.2 million of non-cash share compensation costs, $0.4 million in professional fees, and $0.2 million in other administrative expenses), $1.2 million from acquisition related expenses, and $0.7 million from increased depreciation and amortization.  There was no impairment write-off in the fourth quarter of 2013, which offset the increase in total expenses from the comparable period of 2012 by $0.9 million.

(1)   Results for the year ended December 31, 2013 reflect the operations of the predecessor from January 1, 2013 to July 23, 2013 and operations of the Company from July 24, 2013 to December 31, 2013. Comparative financial results for the  three-month and year ended December 31, 2012 reflect the operations of the predecessor. The predecessor was not a legal entity but rather a combination of real estate entities under common control by The Ziegler Companies, Inc. and represents results prior to completion of our IPO and our ownership of the properties in our initial portfolio.

Net loss for the fourth quarter of 2013 was $0.6 million, compared to a net loss of $1.2 million for the fourth quarter of 2012.

Net loss attributable to common shareholders for the fourth quarter of 2013 was $0.5 million, or  $0.04 per diluted share based on 13.9 million weighted average shares outstanding.

Funds from operations (FFO) for the fourth quarter 2013, comprised of net loss plus depreciation and amortization, were $1.3 million, or $0.08 per diluted share. Normalized FFO, which adds back acquisition expenses, were $2.6 million, or $0.14 per diluted share.

Normalized Funds available for distribution (FAD) for the fourth quarter 2013, which consists of normalized FFO adjusted for non-cash share compensation expense, straight-line rent adjustments and amortization of deferred financing fees, was $2.4 million, or $0.14 per diluted share.

As previously announced, the Company declared a dividend of $0.225 per share for the fourth quarter. The dividend was payable on February 7, 2014 to shareholders of record on January 24, 2014.

Recent Events

In January 2014, the Company completed mortgage financings on its properties in Louisiana and Oklahoma. The Company signed an $18.8 million interest only fixed rate mortgage at 5.0% per annum with a five year term on its Crescent City property in New Orleans, Louisiana and a $7.8 million fixed rate mortgage at 4.71% per annum with a seven year term on its medical office building property in Oklahoma City, Oklahoma.

On January 2, 2014, the Company completed a $6.9 million mezzanine loan to affiliates controlled by MedProperties Holdings, LLC, a leading Dallas-based private investor in healthcare real estate (“MedProperties”).  The loan has a five year, interest only term and bears interest at a rate of 9.0% per annum. The loan is secured by MedProperties’ ownership interest in two special purpose entities that own real estate leased to two specialty hospitals: a stabilized surgical hospital, operated by National Surgical Hospitals in partnership with leading surgeons in San Antonio, Texas; and a new inpatient rehab hospital operated by a joint venture between Scottsdale Healthcare and Select Medical, Inc. (NYSE: SEM).

On January 29, 2014, the Company through its operating partnership entered into an Agreement of Sale and Purchase with Octopods, LLC to purchase an approximately 45,200 square foot medical office building located in Mishawka, Indiana which is 100% occupied. The purchase price is approximately $14.9 million payable in cash minus an amount equal to the principal balance, accrued interest and fees related to certain indebtedness with respect the medical office building to be assumed by the Company at the closing (“MOB Debt”). As of January 29, 2014, the principal balance of the MOB debt was approximately $8 million. The purchase price represents a first year cash yield of approximately 7.9%. The closing is subject to customary conditions, including accuracy of representations, satisfaction of a due diligence investigation and consent of the lender to assumption of the MOB Debt.

On February 19, 2014, the Company, through its operating partnership, closed on the acquisition of an approximately 46,000 square foot surgical hospital located in San Antonio, Texas for approximately $18.9 million in cash minus an amount equal to the principal balance, accrued interest and fees related to certain indebtedness with respect the surgical hospital to be assumed by the Company at the closing (“Property Debt”). As of February 19, 2014, the principal balance of the Property Debt was approximately $10.8 million. The hospital is 100% occupied. Rent increases 2.9% on an annual basis. In a related transaction, on February 10, 2014, the Company’s operating partnership agreed to purchase a medical office building nearby the hospital for $6.8 million in cash from an affiliate of the seller of the hospital. The acquisition of the medical office building is subject to customary closing conditions.

On February 19, 2014, the Company, through its operating partnership, closed on the acquisition of the Eagles Landing Family Practice medical office buildings located in McDonough, Jackson and Conyers, Georgia. The four medical office buildings total approximately 68,700 square feet and are 100% occupied to a single tenant, Eagles Landing Family Practice, a large premier primary care physician group.  The properties were acquired for approximately $20.8 million in cash. The buildings are under a new 15-year single absolute net lease with $1.56 million of rent in the first year of the lease, representing a 7.5% first year cash yield.

On February 21, 2014, the Company’s operating partnership, as borrower, and the Company and certain subsidiaries, as guarantors, entered into the Second Incremental Commitment Agreement and Third Amendment (the “Second Incremental Commitment Agreement) to the existing Credit Agreement dated August 29, 2013 with Regions Bank, as Administrative Agent (the “Credit Agreement”). Subject to certain conditions precedent, the Second Incremental Commitment Agreement increases the borrowing capacity under the Credit Agreement’s senior secured revolving credit facility from $90 million to $140 million. All other material terms of the Credit Agreement remain substantially unchanged.  Under the existing Credit Agreement and subject to satisfaction of certain conditions, including additional lender commitments, the Company’s operating partnership has the option to increase the borrowing capacity under the revolving credit facility to up to $250 million.

On February 26, 2014, the Company, through its operating partnership, closed on the acquisition of four medical office buildings from entities primarily owned by Dr. Alan Porter located in Sarasota, Venice, Engelwood and Port Charlotte, Florida. The buildings total approximately 44,295 square feet, are 100% occupied, and were acquired for approximately $17.5 million in cash, representing a first year cash yield of approximately 8.3%. The buildings are leased to 21st Century Oncology, the nation’s largest provider of

Advanced Oncology Radiation Therapy and other integrated cancer care services to cancer patients.

2014 Outlook

For the full year 2014, the Company anticipates normalized FFO in the range of $0.88 to $0.92 per diluted share.

Conference Call Information

The Company has scheduled a conference call on Thursday, February 27, 2014 at 10:00 a.m. ET to discuss its financial performance and operating results for the fourth quarter and year ended December 31, 2013. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Fourth Quarter 2013 Earnings Call or passcode 13575162. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning February 27, 2014 at 1:00 p.m. ET until March 6, 2014 at 11:59 p.m. ET, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International); passcode: 13575162. A replay of the webcast will also be accessible on the Investor Relations website for one year following the event. The Company’s supplemental information package for the fourth quarter 2013 also will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust (NYSE: DOC) is a self-managed healthcare real estate company recently organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and plans to make an election to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of December 31, 2013 owns approximately 85.3% of the partnership interests in the operating partnership.

The Company had no business operations prior to completion of its initial public offering (the “IPO”) on July 24, 2013. The Company’s predecessor, which is not a legal entity, is comprised of the four healthcare real estate funds managed by B.C. Ziegler & Company (“Ziegler”), which are referred to as the Ziegler Funds, that owned directly or indirectly interests in entities that owned the initial properties the Company acquired through the operating partnership on July 24, 2013 in connection with completion of the IPO and related formation transactions.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward looking statement.  These forward-looking statements may include statements related to the Company’s ability to generate internal and external growth, the 2014 outlook, anticipated cash returns or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan.  While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this press release. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s final prospectus in connection with its follow-on offering filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 6, 2013.

Physicians Realty Trust and Predecessor

Consolidated and Combined Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Rental revenues	$5,613	$2,425	$13,565	$9,821
Expense recoveries	835	960	3,234	3,111
Other revenues	—	8	—	15
Total revenues	6,448	3,393	16,799	12,947
Expenses:
Management fees	—	238	475	951
General and administrative	1,707	70	3,214	362
Operating expenses	1,072	1,298	4,650	4,758
Depreciation and amortization	1,984	1,249	5,107	4,150
Loss on sale of property under development	—	—	2	228
Acquisition expenses	1,182	—	1,938	—
Impairment loss	—	937	—	937
Total expenses	5,945	3,792	15,386	11,386
Operating income(loss)	503	(399)	1,413	1,561
Interest expense, net	1,181	871	4,295	4,538
Change in fair value of derivatives, net	(40)	(64)	(246)	(122)
Net loss from continuing operations	(638)	(1,206)	(2,636)	(2,855)
Discontinued Operations:
Loss from operations on discontinued investment properties	—	—	—	(198)
Gain on sale of investment properties	—	—	—	1,519
Income from discontinued operations	—	—	—	1,321
Net loss	(638)	$(1,206)	(2,636)	$(1,534)
Less: Net loss attributable to Predecessor	—		576
Less: Net loss attributable to noncontrolling interests	137		399
Net loss attributable to common shareholders	$(501)		$(1,661)
Net loss per share:
Basic and diluted	$(0.04)		$(0.13)
Weighted average common shares:
Basic and diluted	13,932,347		12,883,917

Dividends declared per common share and unit	$0.225		$0.405

(Full year 2013 results reflect operations of the predecessor Ziegler Funds from the operations of the predecessor from January 1, 2013 to July 23, 2013 and operations of the Company from July 24, 2013 to December 31, 2013. Comparative financial results for the three-month and the year ended December 31, 2013 reflect the operations of the predecessor. The predecessor was not a legal entity but rather a combination of real estate entities under common control by The Ziegler Companies, Inc. and represents results prior to completion of our IPO and our ownership of the properties in our initial portfolio.)

Physicians Realty Trust and Predecessor Consolidated and Combined Balance Sheets

(In thousands, except share and per share data)

		Predecessor
	December 31,	December 31,
	2013	2012
ASSETS
Investment properties:
Income producing real estate	$192,959	$89,878
Tenant improvements	5,458	5,132
Property under development	225	675
Land	26,088	15,464
	224,730	111,149
Accumulated depreciation	(20,299)	(16,495)
Total investment properties, net	204,431	94,654
Cash and cash equivalents	56,478	2,614
Tenant receivables, net	837	682
Deferred costs, net	2,105	1,107
Lease intangibles, net	23,108	5,243
Other assets	5,901	3,292
Total assets	$292,860	$107,592
LIABILITIES AND EQUITY
Liabilities:
Accounts payable to related parties	$—	$1,530
Accounts payable	836	802
Dividends payable	5,681	—
Accrued expenses and other liabilities	2,288	1,031
Derivative liabilities	397	643
Debt	42,821	84,489
Total liabilities	52,023	88,495
Equity:
Common shares, $0.01 par value, 500,000,000 shares authorized, 21,548,597 shares issued and outstanding as of December 31, 2013	215	—
Additional paid-in capital	220,750	—
Accumulated deficit	(8,670)	—
Predecessor equity	—	19,068
Total shareholders’ and Predecessor equity	212,295	19,068
Noncontrolling interests	28,542	29
Total equity	240,837	19,097
Total liabilities and equity	$292,860	$107,592

(Because the IPO and the formation transactions were completed on July 24, 2013 and prior to completion of the IPO the Trust had no operations, the Trust’s balance sheet as of December 31, 2012 reflects the financial condition of the predecessor, while the balance sheet as of December 31, 2013 reflects the financial condition of the Trust.)

Physicians Realty Trust

Reconciliation of Non-GAAP Measures

 (In thousands, except share and per share data)

Three Months Ended December 31, 2013 (1)
Net loss	$(638)
Depreciation and amortization expense	1,984
FFO	$1,346
FFO per share — basic	$0.10
FFO per share — diluted	$0.08
Acquisition - related expenses	1,182
Net change in fair value of derivative financial instruments	(40)
Acceleration of deferred financing costs	102
Normalized FFO	$2,590
Normalized FFO per share — basic	$0.19
Normalized FFO per share — diluted	$0.14

Normalized FFO	$2,590
Non-cash share compensation expense	242
Straight-line rent adjustments, net	(612)
Amortization of acquired above market leases, net	36
Amortization of lease inducements	33
Amortization of deferred financing costs	126
Normalized FAD	$2,415
Normalized FAD per share — basic	$0.17
Normalized FAD per share — diluted	$0.14
Weighted average number of shares and units outstanding:
Basic	13,932,347
Diluted	17,881,224

(1)         Because our IPO and the formation transactions were completed on July 24, 2013 and prior to completion of the IPO the Trust had no operations, the Trust’s financial condition as of December 31, 2012 reflects the financial condition of the predecessor, while the financial condition as of September 30, 2013 reflects the financial condition of the Trust.

This press release includes Funds From Operations, or FFO, and Normalized Funds Available For Distribution, or FAD, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. The Company believes that FFO is an important supplemental measure of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business. The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Normalized FFO is calculated as FFO available to common shareholders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified above. The Company believes that Normalized FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of Normalized FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO, non-cash compensation expense, straight-line rent adjustments, amortization of acquired above market leases, amortization of deferred financing costs and amortization of lease inducements. The Company believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. In order to understand and analyze the Company’s liquidity, Normalized FAD should be compared with cash flow (computed in accordance with GAAP). Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.